SECURITIES AND EXCHANGE COMMISSION
                            	Washington, D.C.  20549

                                   	FORM 8-K

                                	CURRENT REPORT

                   	Pursuant to Section 13 or 15(d) of the
                      	Securities Exchange Act of 1934

                    	Date of Report:  November 10, 1995
	                     (Date of earliest event reported)

                         	GENERAL RE CORPORATION
           	(Exact name of Registrant as specified in its charter)




Delaware		               	   1-8026  	                   06-1026471
(State of Incorporation)		   (Commission File No.)		     (I.R.S. Employer
										                                               Identification No.)


695 East Main Street
Stamford, Connecticut							                             06904-2351
(Address of principal executive office)					             (Zip Code)



Registrant's Telephone Number,
Including area code:  (203) 328-5000










Item 5.  Other Events


On February 9, 1994, the Corporation announced its seventh share repurchase program under which it has authority to repurchase up to $250 million of the Corporation's common shares. Through the second quarter of 1994, the Corporation repurchased approximately $150 million of its shares under this authorization. At that time, the Corporation suspended its share repurchases in preparation for funding needs associated with its investment in General Re-CKAG Reinsurance and Investment, S.a r.l., which owns 66.3% of the shares of Kolnische Ruckversicherungs-Gesellschaft AG ("Cologne Re").

In November 1995, the Corporation recommenced repurchasing its common shares under the February 9, 1994 authorization.








SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


		                                             GENERAL RE CORPORATION
	                                             	Registrant



Date: November 22, 1995                       	By:  CHARLES F. BARR
		                                             Charles F. Barr
			                                            Vice President,
		                                             General Counsel and  Secretary